UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ING INVESTORS TRUST
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ING DFA GLOBAL ALLOCATION PORTFOLIO

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

(800) 366-0066

July 17, 2013

Dear Shareholder:

On behalf of the Board of Trustees (the “Board”) of ING DFA Global Allocation Portfolio (the “Portfolio”), we are pleased to invite you to a special meeting of shareholders (the “Special Meeting”) of the Portfolio. The Special Meeting is scheduled for 10:00 A.M., Local time, on August 20, 2013, at 7337 Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034.

At the Special Meeting shareholders of the Portfolio will be asked to vote on a plan of liquidation and dissolution for the Portfolio.

Formal notice of the Special Meeting appears on the next page, followed by the proxy statement (the “Proxy Statement”). The Proposal is discussed in detail in the enclosed Proxy Statement, which you should read carefully. After careful consideration, the Board recommends that you vote “FOR” the Proposal.

If the Proposal is approved by shareholders of the Portfolio and you have not elected to move your contract/account value to a new investment option prior to the liquidation of the Portfolio, upon the liquidation of the Portfolio, your contract/account value will be reinvested in ING Liquid Assets Portfolio.

Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the Proxy Statement and cast your vote. It is important that your vote be received no later than August 19, 2013.

We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

Shaun P. Mathews
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

ING DFA GLOBAL ALLOCATION PORTFOLIO

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

(800) 366-0066

Scheduled for August 20, 2013

To the Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the “Special Meeting”) of ING DFA Global Allocation Portfolio (the “Portfolio”) is scheduled for 10:00 A.M., Local time on August 20, 2013 at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034.

At the Special Meeting, shareholders will be asked:

1.              To approve the Plan of Liquidation and Dissolution, providing for the liquidation and dissolution of the Portfolio; and

2.              To transact such other business, not currently contemplated, that may properly come before the Special Meeting, or any adjournments or postponements thereof, in the discretion of the proxies or their substitutes.

Please read the enclosed proxy statement (the “Proxy Statement”) carefully for information concerning the Proposal to be placed before the Special Meeting. The Board recommends that you vote “FOR” the Proposal. Shareholders of record as of the close of business on June 7, 2013 are entitled to notice of, and to vote at, the Special Meeting, and are also entitled to vote at any adjournments or postponements thereof. Your attention is called to the accompanying Proxy Statement.

Regardless of whether you plan to attend the Special Meeting, please complete, sign, and return promptly, but in no event later than August 19, 2013, the enclosed Proxy Ballot or Voting Instruction Card so that a quorum will be present and a maximum number of shares may be voted. Proxies or voting instructions may be revoked at any time before they are exercised by submitting a revised Proxy Ballot or Voting Instruction Card, by giving written notice of revocation to the Portfolio or by voting in person at the Special Meeting.

By Order of the Board of Trustees

Huey P. Falgout, Jr.
Secretary

July 17, 2013

PROXY STATEMENT

July 17, 2013

ING DFA GLOBAL ALLOCATION PORTFOLIO

(A series of ING Investors Trust)

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

(800) 366-0066

Special Meeting of Shareholders

Scheduled for August 20, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on August 20, 2013

This Proxy Statement and Notice of Special Meeting are available at:
www.proxyvote.com/ing

INTRODUCTION

What is happening?

The Board of Trustees (the “Board”) of ING Investors Trust (the “Trust”) on behalf of ING DFA Global Allocation Portfolio (the “Portfolio”), is sending this proxy statement (the “Proxy Statement”), the attached Notice of Special Meeting of Shareholders and the enclosed Voting Instructions Card on or about July 17, 2013. At the special meeting (the “Special Meeting”), shareholders of the Portfolio will be asked to approve the Plan of Liquidation and Dissolution of the Portfolio, providing for the liquidation and dissolution of the Portfolio (the “Proposal”). Finally, the Special Meeting is being held to transact such other business, not currently contemplated, that may properly come before the Special Meeting or any adjournment(s) thereof in the discretion of the proxies or their substitutes.

Why did you send me this booklet?

Shares of the Portfolio have been purchased by you or at your direction through your qualified pension or retirement plan (“Qualified Plans”) or, at your direction, by your insurance company through its separate accounts (“Separate Accounts”) to serve as an investment option under your variable annuity and/or variable life contract (“Variable Contract”). This booklet includes a proxy statement (“Proxy Statement”) and a Proxy Ballot or Voting Instruction Card for the Portfolio. It provides you with information you should review before providing voting instructions on the matters listed below and in the Notice of Special Meeting.

The insurance companies and Qualified Plans or their trustees, as record owners of the Portfolio’s shares are, in most cases, the true “shareholders” of the Portfolio; however, participants in Qualified Plans (“Plan Participants”) or holders of Variable Contracts (“Variable Contracts Holders”) may be asked to instruct their Qualified Plan trustee or insurance company, as applicable, as to how they would like the shares attributed to their Qualified Plan or Variable Contract to be voted. For clarity and ease of reading, references to “shareholder” or “you” throughout this Proxy Statement do not refer to the technical shareholder but rather refer to the persons who are being asked to provide voting instructions on the Proposal, unless the context indicates otherwise. Similarly, for ease of reading, references to “voting” or “vote” do not refer to the technical vote but rather to the voting instructions provided by Variable Contracts Holders or Plan Participants.

This booklet also includes certain information about ING Liquid Assets Portfolio, as provided in Appendix A. If the Proposal is approved by shareholders of the Portfolio and you have not elected to move your contract/account value to a new investment option prior to the liquidation of the Portfolio, upon the liquidation of the Portfolio, your contract/account value will be reinvested in ING Liquid Assets Portfolio.

Who is eligible to vote?

Shareholders holding an investment in shares of the Portfolio as of the close of business on June 7, 2013 (the “Record Date”) will be eligible to vote at the Special Meeting or any adjournments or postponements thereof.

How do I vote?

You may submit your Proxy Ballot or Voting Instruction Card in one of four ways:

•                  By Internet. The web address and instructions for voting can be found on the enclosed Proxy Ballot or Voting Instruction Card. You will be required to provide your control number located on the Proxy Ballot or Voting Instruction Card.

•                  By Telephone. The toll-free number for telephone voting can be found on the enclosed Proxy Ballot or Voting Instruction Card. You will be required to provide your control number located on the Proxy Ballot or Voting Instruction Card.

•                  By Mail. Mark the enclosed Proxy Ballot or Voting Instruction Card, sign and date it, and return it in the postage-paid envelope we provided. Joint owners must each sign the Proxy Ballot or Voting Instruction Card.

•                  In Person at the Special Meeting. You can vote your shares in person at the Special Meeting. If you expect to attend the Special Meeting in person, please call Shareholder Services toll-free at (800) 992-0180.

How does the Board recommend that I vote?

The Board recommends that shareholders vote “FOR” the Proposal.

When and where will the Special Meeting be held?

The Special Meeting is scheduled to be held at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034, on August 20, 2013, at 10:00 A.M., Local time, and, if the Special Meeting is adjourned or postponed, any adjournments or postponements of the Special Meeting will also be held at the above location. If you expect to attend the Special Meeting in person, please call Shareholder Services toll-free at (800) 992-0180.

How can I obtain more information about the Portfolio?

Should you have any questions about the Portfolio, please do not hesitate to contact Shareholder Services toll free at (800) 992-0180. A copy of the current prospectus, Statement of Additional Information (“SAI”), annual report, and semi-annual report is available, without charge, on the Internet at http://www.ingfunds.com/literature or by contacting the Portfolio at:

ING Funds

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

(800) 992-0180

PROPOSAL ONE

What is the Proposal?

At the Board’s May 23, 2013 meeting, the Board, including those Trustees who are not “interested persons” of the Portfolio (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to a recommendation by management, approved the proposed liquidation and dissolution plan (the “Proposed Plan”) of the Portfolio and directed that the Proposed Plan, providing for the liquidation and dissolution of the Portfolio, be submitted to the Portfolio’s shareholders for approval. A copy of the form of the Proposed Plan, which provides for the complete liquidation of all assets of the Portfolio, is attached to this Proxy Statement as Appendix B.

Why is a liquidation proposed?

Since inception, the Portfolio has been less popular with the public than originally anticipated. The Portfolio has failed to garner and maintain sufficient assets to reach scale and management does not anticipate that the Portfolio will be able to attract sufficient additional assets in the foreseeable future to maintain viability. As of March 31, 2013, the Portfolio had approximately $13 million in assets under management of which $8.6 million was capital provided by the adviser, Directed Services LLC (the “Adviser”), or its affiliates. Consequently, the Adviser determined that maintaining the Portfolio at its current asset levels would not be beneficial in the long term to shareholders.

In evaluating alternatives for the Portfolio, management considered reorganization and liquidation options for the Portfolio. Due to the small asset size of the Portfolio, the Adviser determined that the estimated costs of merging the Portfolio into another fund (including filing, mailing, solicitation and transition costs), relative to the asset size of the Portfolio, would be significant and outweigh the benefits (to both the Portfolio and the Adviser) of conducting such a merger transaction. Accordingly, the Adviser recommended and the Board agreed that the Portfolio should be liquidated and dissolved.

If approved by shareholders, how will the Proposed Plan be executed?

If the Proposed Plan is approved by the Portfolio’s shareholders, it will be effective on or about August 21, 2013 (“Effective Date”). As soon as practicable following the Effective Date, but in no event later than September 6, 2013 (the “Liquidation Date”), the Portfolio will be liquidated in accordance with the terms of the Proposed Plan. All Portfolio securities of the Portfolio not already converted to cash or cash equivalents will be converted to cash or cash equivalents.

Between the Effective Date and the Liquidation Date (the “Liquidation Period”), the Portfolio will pay, discharge, or otherwise provide for the payment or discharge of, any and all liabilities and obligations of the Portfolio. If the Portfolio is unable to pay, discharge or otherwise provide for any of its liabilities during its Liquidation Period, the Portfolio may: (i) retain cash or cash equivalents in an amount that it estimates is necessary to discharge any unpaid liabilities and obligations of the Portfolio on the Portfolio’s books as of the Liquidation Date; and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Portfolio on the Portfolio’s books.

Upon the termination of the Liquidation Period, the Portfolio’s assets will be distributed ratably among its shareholders of record in one or more cash payments, which will, unless otherwise instructed, immediately be reinvested in ING Liquid Assets Portfolio. The proportionate interests of shareholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on [Closing Date] (the “Closing Date”). At the Closing Date, the Portfolio’s books will be closed and, subject to applicable law, the shareholders’ respective interests in the Portfolio will not be transferable or redeemable. The first distribution of the Portfolio’s assets is expected to consist of cash representing substantially all the assets of the Portfolio, less the amount reserved to pay creditors of the Portfolio, if any.

As discussed above, the Portfolio is only available as an investment option for Variable Contract Holders and for Plan Participants. Prior to the proposed liquidation, Variable Contract Holders and Plan Participants will be provided an opportunity to transfer their assets to the other Portfolios available under their Variable Contracts or their Qualified Plans, respectively. In the event that shareholders approve the Proposed Plan and a Variable Contract Holder or Plan Participant does not select a new investment option prior to the Portfolio’s Liquidation Date, the proceeds will be placed in ING Liquid Assets Portfolio. Variable Contract Holders and Plan Participants may have other Portfolio options through their variable annuity platforms and Qualified Plans, respectively. If you are a Variable Contract Holder whose Variable Contract includes the Portfolio as an investment option, please consult the product supplement dated [] or call (800) 366-0066 for more information on other investment options available to you and instructions on how to transfer your contract value. If you are a Plan Participant whose Qualified Plan includes the Portfolio as an investment option, please consult your plan documents or contact your plan administrator for more information on other investment options available to you and instructions on how to transfer your account value.

With respect to Variable Contract Holders, after consulting with the insurance company that issued the pertinent Variable Contracts, management has concluded that the liquidation of the Portfolio will not have an impact on a Variable Contract Holder’s right to transfer contract values among and between other investment options offered under their Variable Contracts. A Variable Contract Holder would be able to transfer contract values out of any sub-account invested in the Portfolio free of any charges at any time. In connection with the liquidation of the Portfolio, any such transfer out of the Portfolio or any of the default investment options described above within a period beginning 60 days before, and ending 60 days after, the Liquidation Date will not be counted for the purposes of applying any excessive trading policies. After consulting with the insurance company that issued the pertinent Variable Contracts, management has determined that the liquidation of the Portfolio will not alter a Variable Contract Holder’s rights or the obligations of the insurance company to that Variable Contract Holder. In addition, if the Proposed Plan is adopted, Variable Contract Holders will continue to have the same rights they previously had to withdraw contract values allocated to the Portfolio under their Variable Contracts. Withdrawal of contract value may involve other charges (e.g., surrender charges) and other adverse consequences under the terms of the Variable Contracts, and Variable Contract Holders should consult the prospectus for their Variable Contract for more information.

Are there any federal income tax consequences?

Liquidation of the Portfolio will not result in tax implications for the Portfolio or the Variable Contract Holders because the Portfolio is held in variable annuity products. However, withdrawals of contract value from a Variable Contract may have adverse tax consequences, and you should consult your tax adviser before making such withdrawals.

Who pays the costs of the Portfolio’s liquidations?

The Adviser or an affiliate will bear the costs of the Portfolio’s liquidation, including the expense of soliciting the Portfolio’s shareholders for approval of the Proposed Plan. However, the Portfolio will bear the transaction costs (i.e., commissions) associated with the liquidation of the Portfolio’s securities.

What is the required vote?

Approval of the Proposal by the Portfolio’s shareholders requires a majority of the votes cast.

What happens if the Portfolio’s shareholders do not approve the Proposal?

If the Portfolio’s shareholders do not approve the Proposal, the Portfolio will continue to be managed in accordance with its current investment objective and policies, and the Board will determine what action, if any, should be taken.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

Who is asking for my vote?

The Board is soliciting your vote for a special meeting of the Portfolio’s shareholders.

How is my proxy being solicited?

Solicitation of voting instructions is being made primarily by the mailing of the Notice and this Proxy Statement with its enclosures on or about July 17, 2013. In addition to the solicitation of proxies by mail, employees of the Adviser and its affiliates, without additional compensation, may solicit proxies in person or by telephone, telegraph, facsimile, or oral communications.

What happens to my proxy once I submit it?

The Board has named Huey P. Falgout, Jr., Secretary, Theresa K. Kelety, Assistant Secretary, and Todd Modic, Assistant Secretary, or one or more substitutes designated by them, as proxies who are authorized to vote Portfolio shares as directed by shareholders. Please complete and execute your Proxy Ballot or Voting Instruction Card. If you follow the voting instructions, your proxies will vote your shares as you have directed. If you submitted your Proxy Ballot or Voting Instruction Card but did not vote on the proposals, your proxies will vote on the proposals as recommended by the Board, except as described under “What are the voting rights and the quorum requirements?”

Can I revoke my proxy after I submit it?

A shareholder may revoke the accompanying proxy at any time prior to its use by filing with the Portfolio’s registrant, ING Investors Trust, a written revocation or a duly executed proxy bearing a later date. In addition, any shareholder who attends the Special Meeting in person may vote by ballot at the Special Meeting, thereby canceling any proxy or voting instruction previously given. The persons named in the accompanying proxy will vote as directed by the shareholder under the proxy. In the absence of voting directions under any proxy that is signed and returned, they intend to vote “FOR” the Proposal and may vote in their discretion with respect to other matters not now known to the Board that may be presented at the Special Meeting.

What are the voting rights and quorum requirements?

Each shareholder of the Portfolio is entitled to one vote for each share held as to any matter on which such shareholder is entitled to vote and, for each fractional share that is owned, the shareholder shall be entitled to a proportionate fractional vote. Thirty percent of the outstanding shares present in person or by proxy shall constitute a quorum at any meeting of the shareholders. Shares have no preemptive or subscription rights.

Only shareholders of the Portfolio at the close of business on the Record Date will be entitled to be present and give voting instructions for the Portfolio at the Special Meeting with respect to their shares owned as of that Record Date. To be counted, the properly executed Proxy Ballot or Voting Instruction Card must be received no later than 5:00 p.m. on August 19, 2013. Appendix C sets forth the number of shares of each class of the Portfolio issued and outstanding as of the Record Date.

If there are insufficient votes to approve any Proposal or for any other reason deemed appropriate by the persons named as proxies, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit additional time for the solicitation of proxies, in accordance with the organizational documents of ING Investors Trust and applicable law. Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote in favor of such adjournments in their discretion.

The Separate Accounts of the participating insurance companies and Qualified Plans are the record owners of the shares of the Portfolio. The Qualified Plans and participating insurance companies will vote the Portfolio’s shares at the Special Meeting in accordance with the timely instructions received from persons entitled to give voting instructions under the Variable Contracts or Qualified Plans. The Portfolio does not impose any requirement that a minimum percentage of voting instructions be received, before counting the participating insurance companies and Qualified Plans as the Portfolio’s shareholders in determining whether a quorum is present.

Where Variable Contract Holders and Plan Participants fail to give instructions as to how to vote their shares, the Qualified Plans and participating insurance companies will use proportional voting and vote those shares in proportion to the instructions given by other Variable Contract Holders and Plan Participants who voted. The effect of proportional voting is that if a large number of Variable Contract Holders and Plan Participants fail to give voting instructions, a small number of Variable Contract Holders and Plan Participants may determine the outcome of the vote. Because a significant percentage of the Portfolio’s shares are held by participating insurance companies, which use proportional voting, the presence of such participating insurance companies at the Special Meeting shall be sufficient to constitute a quorum for the transaction of business at the Special Meeting.

[To the knowledge of the Adviser, as of June 7, 2013, no current Trustee owns 1% or more of the outstanding shares of the Portfolio, and the officers and Trustees own, as a group, less than 1% of the shares of the Portfolio.]

Appendix D hereto lists the persons that, as of June 7, 2013, owned beneficially or of record 5% or more of the outstanding shares of any class of the Portfolio.

Can shareholders submit proposals for consideration in a Proxy Statement?

The Portfolio is not required to hold annual meetings and currently does not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or other applicable law. A shareholder proposal to be considered for inclusion in a proxy statement at any subsequent meeting of shareholders must be submitted a reasonable time before a proxy statement for that meeting is printed and mailed. Whether a proposal is included in a proxy statement will be determined in accordance with applicable federal and state laws.

What if a proposal that is not in the Proxy Statement comes up at the Special Meeting?

If any other matter is properly presented, your proxies will vote in their discretion in accordance with their best judgment, including on any proposal to adjourn the meeting. At the time this Proxy Statement was printed, the Board knew of no matter that needed to be acted upon at the Special Meeting other than the Proposal discussed in this Proxy Statement.

What is “Householding”?

Only one copy of this Proxy Statement may be mailed to each household, even if more than one person in the household is a Portfolio shareholder of record, unless the Portfolio has received contrary instructions from one or more of the household’s shareholders. If a shareholder needs an additional copy of this Proxy Statement, please contact Shareholder Services at (800) 992-0180. If in the future, any shareholder does not wish to combine or wishes to recombine the mailing of a proxy statement with household members, please inform the Portfolio in writing at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona, 85258-2034 or via telephone at (800) 992-0180.

Who pays for this Proxy Solicitation?

The Portfolio will not pay the expenses in connection with the Notice of Special Meeting and this Proxy Statement or the Special Meeting. The Adviser (or an affiliate) will pay expenses, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and out-of-pocket expenses.

In order that the presence of a quorum at the Special Meeting may be assured, prompt execution and return of the enclosed Proxy Ballot and Voting Instruction Card is requested. A self-addressed postage paid envelope is enclosed for your convenience. You also may vote via telephone or via the Internet. Please follow the voting instructions as outlined on your Proxy Ballot or Voting Instruction Card.

Huey P. Falgout, Jr.
Secretary

July 17, 2013

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

APPENDIX A: INFORMATION ABOUT ING LIQUID ASSETS PORTFOLIO

The following information is excerpted from the April 30, 2013 prospectuses of ING Liquid Assets Portfolio. Variable Contract Holders or Plan Participants should review the prospectus of ING Liquid Assets Portfolio, which is available at www.ingfunds.com/literature, carefully before making any investment decisions with respect to this fund.

Investment Objective

The Portfolio seeks high level of current income consistent with the preservation of capital and liquidity.

Fees and Expenses of the Portfolio

The table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The table does not reflect fees or expenses that are, or may be, imposed under your variable annuity contracts or variable life insurance policies (“Variable Contract”) or a qualified pension or retirement plan (“Qualified Plan”). For more information on these charges, please refer to the documents governing your Variable Contract or consult your plan administrator. The Management Agreement provides for a “bundled fee” arrangement under which the Adviser provides (in addition to advisory services), custodial, administrative, transfer agency, portfolio accounting, auditing and ordinary legal services in return for a single management fee.

Annual Portfolio Operating Expenses(1)

Expenses you pay each year as a % of the value of your investment

	Class I	Class S	Class S2
	%	%	%
Management Fee	0.27	0.27	0.27
Distribution and/or Shareholder Services (12b-1) Fees	None	0.25	0.50
Other Expenses	0.01	0.01	0.01
Total Annual Portfolio Operating Expenses	0.28	0.53	0.78
Waivers and Reimbursements(1)	None	None	(0.10)
Total Annual Fund Operating Expenses after Waivers and Reimbursements	0.28	0.53	0.68

(1)         The Adviser is contractually obligated to waive a portion of its advisory fees and to reimburse certain expenses of the Portfolio to the extent necessary to assist the Portfolio in maintaining a net yield of not less than zero through May 1, 2014. Including this waiver, Total Annual Portfolio Operating Expenses After Waivers and Reimbursements would have been 0.28%, 0.38%, and 0.38% for Classes I, S and S2, respectively, for the most recent fiscal year. There is no guarantee that the Portfolio will maintain such a yield. Any fees waived or expenses reimbursed may be subject to possible recoupment by the adviser within three years. In no event will the amount of the recoupment on any day exceed 20% of the yield (net of all expenses) of the Portfolio on that day. There is no guarantee that this obligation will continue after May 1, 2014. This obligation will continue only if the adviser elects to renew it.

Principal Investment Strategies

Under normal market conditions, the Portfolio invests in high-quality, U.S. dollar denominated short-term debt instruments that are determined by the sub-adviser (“Sub-Adviser”) to present minimal credit risks.

The Portfolio may maintain a rating from one or more rating agencies that provide ratings on money market funds. There can be no assurance that the Portfolio will maintain any particular rating or maintain it with a particular rating agency. To maintain a rating, the Sub-Adviser may manage the Portfolio more conservatively than if it was not rated.

Investments of the Portfolio are valued based on the amortized cost valuation method pursuant to Rule 2a-7 under the Investment Company Act of 1940 (“Rule 2a-7”). Obligations in which the Portfolio invests generally have remaining maturities of 397 days or less, although upon satisfying certain conditions of Rule 2a-7, the Portfolio may, to the extent otherwise permissible, invest in instruments subject to repurchase agreements and certain variable and floating rate obligations that bear longer final maturities. The dollar-weighted average portfolio maturity of the Portfolio will not exceed 60 days and the dollar-weighted average life to maturity of the Portfolio will not exceed 120 days.

The Portfolio will invest in obligations permitted to be purchased under Rule 2a-7 including, but not limited to: (i) U.S. government securities and obligations of its agencies or instrumentalities; (ii) commercial paper, mortgage- and asset-backed securities, repurchase agreements, guaranteed investment contracts, municipal securities, loan participation interests and medium-term notes; (iii) other money market mutual funds; and (iv) the following domestic, Yankee Dollar and Eurodollar obligations: certificates of deposit, time deposits, bankers acceptances, and other promissory notes, including floating and variable rate obligations issued by U.S. or foreign bank holding companies and their bank subsidiaries, branches and agencies. The Portfolio may invest more than 25% of its total assets in instruments issued by domestic banks. The Portfolio may significantly invest in securities issued by financial services companies, including, among other entities, banks and bank holding companies, investment banks, trust companies, insurance companies, finance companies, and broker-dealers.

The Portfolio may invest in other investment companies, including exchange-traded funds, to the extent permitted under the Investment Company Act of 1940, as amended, and the rules, regulations, and exemptive orders thereunder (“1940 Act”).

The Portfolio may purchase securities on a when-issued basis and purchase or sell them on a forward commitment basis. The Portfolio may also invest in variable rate master demand obligations, which are unsecured demand notes that permit the underlying indebtedness to vary, and provide for periodic adjustments in the interest rate.

In choosing investments for the Portfolio, the Sub-Adviser employs a highly disciplined, four step investment process designed to ensure preservation of capital and liquidity as well as adherence to regulatory requirements. The four steps are: first, a formal list of high-quality issuers is actively maintained; second, securities of issuers on the approved list which meet maturity guidelines and are rated first tier (i.e., they are given the highest short-term rating by at least two nationally recognized statistical rating organizations, or by a single rating organization if a security is rated only by that organization, or are determined to be of comparable quality by the Sub-Adviser pursuant to guidelines approved by the Portfolio’s Board of Trustees), are selected for investment; third, diversification is continuously monitored to ensure that regulatory limits are not exceeded; and finally, portfolio maturity decisions are made based upon expected cash flows, income opportunities available in the market and expectations of future interest rates.

The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising, among others.

Principal Risks

You could lose money on an investment in the Portfolio. Any of the following risks, among others, could affect Portfolio performance or cause the Portfolio to lose money or to underperform market averages of other funds.

Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

Bank Instruments The Portfolio may invest in certificates of deposit, fixed-time deposits, bankers’ acceptances, and other debt and deposit-type obligations issued by banks. Although the Portfolio attempts to invest only with high-quality banking institutions, most banking institutions are dependent on other institutions to fulfill their obligations. As a result, changes in economic, regulatory, political conditions, or other events that affect the banking industry may have an adverse effect on the banking institutions in which the Portfolio invests or that serve as counterparties in transactions with the Portfolio.

Credit Prices of bonds and other debt instruments can fall if the issuer’s actual or perceived financial health deteriorates, whether because of broad economic or issuer-specific reasons. In certain cases, the issuer could be late in paying interest or principal, or could fail to pay altogether.

Currency To the extent that the Portfolio invests directly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Focused Investing To the extent that the Portfolio invests a substantial portion of its assets in a particular industry, sector, market segment, or geographical area, its investments will be sensitive to developments in that industry, sector, market segment, or geographical area. The Portfolio assumes the risk that changing economic conditions; changing political or regulatory conditions; or natural and other disasters affecting the particular industry, sector, market segment, or geographical area in which the Portfolio focuses its investments could have a significant impact on its investment performance and could ultimately cause the Portfolio to underperform, or be more volatile than, other funds that invest more broadly.

Foreign Investments Investing in foreign (non-U.S.) securities may result in the Portfolio experiencing more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies due to: smaller markets; differing reporting, accounting, and auditing standards; nationalization, expropriation, or confiscatory taxation; foreign currency fluctuations, currency blockage, or replacement; potential for default on sovereign debt; or political changes or diplomatic developments. Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issuers in another market, country or region.

Interest in Loans The value and the income streams of interests in loans (including participation interests in lease financings and assignments in secured variable or floating rate loans) will decline if borrowers delay payments or fail to pay altogether. A large rise in interest rates could increase this risk. Although loans are generally fully collateralized when purchased, the collateral may become illiquid or decline in value. Many loans themselves carry liquidity and valuation risks.

Interest Rate With bonds and other fixed rate debt instruments, a rise in interest rates generally causes values to fall; conversely, values generally rise as interest rates fall. The higher the credit quality of the instrument, and the longer its maturity or duration, the more sensitive it is likely to be to interest rate risk. In the case of inverse securities, the interest rate generally will decrease when the market rate of interest to which the inverse security is indexed decreases. As of the date of this Prospectus, interest rates in the United States are at or near historic lows, which may increase the Portfolio’s exposure to risks associated with rising interest rates.

Liquidity If a security is illiquid, the Portfolio might be unable to sell the security at a time when the Portfolio’s manager might wish to sell, and the security could have the effect of decreasing the overall level of the Portfolio’s liquidity. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, which could vary from the amount the Portfolio could realize upon disposition. The Portfolio may make investments that become less liquid in response to market developments or adverse investor perception. The Portfolio could lose money if it cannot sell a security at the time and price that would be most beneficial to the Portfolio.

Mortgage- and/or Asset-Backed Securities Defaults on or the low credit quality or liquidity of the underlying assets of the asset-backed (including mortgage-backed) securities held by the Portfolio may impair the value of the securities. There may be limitations on the enforceability of any security interest granted with respect to those underlying assets. These securities also present a higher degree of prepayment and extension risk and interest rate risk than do other types of fixed-income securities.

Municipal Obligations The municipal market in which the Portfolio invests is volatile and can be significantly affected by adverse tax, legislative, or political changes and the financial condition of the issuers of municipal securities.

Other Investment Companies - Money Market Funds The Portfolio may only invest in other investment companies that qualify as money market funds under Rule 2a-7 of the 1940 Act. The risk of investing in such money market funds is that such money market funds may not maintain a stable net asset value of $1.00 or otherwise comply with Rule 2a-7. If the Portfolio invests in other investment companies, you will pay a proportionate share of the expenses of those other investment companies (including management fees, administration fees, and custodial fees) in addition to the expenses of the Portfolio.

Prepayment and Extension Prepayment risk is the risk that principal on mortgages or other loan obligations underlying a security may be repaid prior to the stated maturity date, which may reduce the market value of the security and the anticipated yield-to-maturity. Extension risk is the risk that an issuer will exercise its right to repay principal on an obligation held by the Portfolio later than expected, which may decrease the value of the obligation and prevent the Portfolio from investing expected repayment proceeds in securities paying yields higher than the yields paid by the securities that were expected to be repaid.

U.S. Government Securities and Obligations U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies or government-sponsored enterprises. U.S. government securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk.

When Issued and Delayed Delivery Securities and Forward Commitments When issued securities, delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Portfolio Management

Investment Adviser

Directed Services LLC

Sub-Adviser

ING Investment Management Co. LLC

Portfolio Manager

David S. Yealy, Portfolio Manager (since 11/04)

APPENDIX B: PLAN OF LIQUIDATION

This Plan of Liquidation and Dissolution of Series (the “Plan”) is made by ING Investors Trust (the “Trust”), a Massachusetts business trust, with respect to ING DFA Global Allocation Portfolio (the “Portfolio”), a separate series of shares of beneficial interest, and a segregated portfolio of assets, of the Trust. The Portfolio is a series of an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). This Plan is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with all provisions of Massachusetts law, the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and the Trust’s Amended and Restated Declaration of Trust dated the 26th day of February, 2002, as amended (the “Declaration of Trust”).

WHEREAS, the Trust’s Board of Trustees (the “Trustees”) has determined, on behalf of the Portfolio, that it is in the best interests of the Portfolio and its shareholders to liquidate and dissolve the Portfolio; and

WHEREAS, by resolutions of the Board on May 23, 2013, the Board considered and adopted this Plan as the method of liquidating and dissolving the Portfolio in accordance with applicable provisions of Massachusetts law and the Trust’s Declaration of Trust and Bylaws, including but not limited to, Article XI, Section 11.2 of the Declaration of Trust.

NOW, THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth.

1.    Effective Date of Plan. This Plan shall become effective with respect to Portfolio on August 21, 2013 (the “Effective Date”). This Plan shall not become effective if it has not been adopted by a majority of the Trustees of the Trust.

2.    Liquidation. As soon as practicable following the Effective Date, the Portfolio shall be liquidated in accordance with Section 331 of the Code (the “Liquidation”).

3.    Cessation of Business. Upon the Effective Date, the Portfolio shall thereupon cease the public offering of its shares, shall not engage in any business activities, except for the purposes of winding up its business and affairs, and shall distribute the Portfolios’ assets to its shareholders in accordance with the provisions of this Plan; provided, however, that the Portfolio may continue to carry on its activities as an investment company, as described in its current prospectus, with regard to its existing shareholders and assets, until the final liquidating distribution to its shareholders has been made.

4.    Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on [Closing Date] (the “Closing Date”). On such date, the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the Commonwealth of Massachusetts or otherwise, the shareholders’ respective interests in the Portfolios’ assets shall not be transferable or redeemable.

5.    Liquidation of Assets. As soon as it is reasonable and practicable after the Effective Date, but in no event later than September 6, 2013 (the “Liquidation Period”), all portfolio securities of the Portfolio not already converted to cash or cash equivalents shall be converted to cash or cash equivalents.

6.    Liabilities. During the Liquidation Period, the Portfolio shall pay, discharge, or otherwise provide for the payment or discharge of, any and all liabilities and obligations of the Portfolio. If the Portfolio is unable to pay, discharge or otherwise provide for any liabilities of the Portfolio during the Liquidation Period, the Portfolio may, however, retain cash or cash equivalents in an amount that it estimates is necessary to discharge any unpaid liabilities and obligations of the Portfolio on the Portfolios’ books as of the Liquidation Date (as defined in paragraph 7), including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Trustees shall reasonably deem to exist against the assets of the Portfolio on the Portfolios’ books.

7.    Distribution to Shareholders. The Portfolio’s assets will be distributed ratably among the Series’ shareholders of record at the close of business on September 6, 2013 (the “Liquidation Date”) in one or more cash payments no later than the end of the Liquidation Period. The first distribution of the Portfolios’ assets is expected to consist of cash representing substantially all the assets of the Portfolio, less the amount reserved to pay creditors of the Portfolio.

If the Trustees are unable to make distributions to all of the Portfolios’ shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of Portfolio shares are payable, the Trustees may create, in the name and on behalf of the Portfolio, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Portfolio in such trust for the benefit of the shareholders.

8.    Receipt of Cash or Other Distributions After the Liquidation Date. Following the Liquidation Date, if the Portfolio receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, except as otherwise described below, such cash or other distribution will be disbursed in the following manner:

a.    The Trust will determine the shareholders of record of the Portfolio as of the Liquidation Date of the Plan.

b.    The Trust will then identify the shareholders of record as of the Liquidation Date who would be entitled to a pro rata share of the cash or distribution received by the Portfolio (net of all expenses associated with effecting the disposition of such cash or distribution).

c.     The Trust will then be responsible for disbursing to each such shareholder of record, identified in accordance with paragraph 8.b above, their pro rata portion of the cash.

d.    If there are no shareholders entitled to receive such proceeds, any cash or distribution will be distributed proportionately among the remaining series of the Trust based on the net assets of each series.

9.    Satisfaction of Federal Income and Excise Tax Distribution Requirements. At or immediately prior to the Liquidation Date, the Portfolio shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Portfolio all of the Portfolios’ investment company taxable income for taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

10.                     Expenses. The Portfolio’s investment adviser, Directed Services LLC (the “Adviser”), shall bear (either directly or through its expense reimbursement provision of the Portfolio) the expenses incurred in connection with carrying out this Plan with respect to the Portfolio including, but not limited to, printing, legal, accounting, custodian and transfer agency fees and the expenses of reports to shareholders whether or not the Liquidation contemplated by this Plan is effected with the exception of transition costs which shall be borne by the Portfolio. Any expenses and liabilities attributed to the Portfolio that were not accrued for at the time of the Liquidation will also be borne by the Adviser, unless such expenses and liabilities, or any portion thereof, shall be payable under an insurance policy purchased by the Trust.

11.                     Powers of Board of Trustees. The Trust’s Board and, subject to the direction of the Board, its officers shall have authority to do or authorize any or all acts and things as provided for in this Plan and any and all such further acts as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

12.                     Amendment of Plan. The Board shall have the authority at any time to authorize variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Portfolio, and the distribution of the Portfolios’ net assets to its shareholders in accordance with the laws of the Commonwealth of Massachusetts, the Investment Company Act, the Code, the Declaration of Trust, and Bylaws of the Trust, if the Board

determines that such action would be advisable and in the best interests of the Portfolio and its shareholders.

13.                     Termination of Plan. This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Trust’s Board at any time prior to the Liquidation Date if circumstances should develop that, in the opinion of the Trustees in their sole discretion, make proceeding with this Plan inadvisable for the Portfolio.

14.                     Filings. As soon as practicable after the final distribution of the Portfolio’s assets to shareholders, the Trust shall file a notice of liquidation and dissolution of the Portfolio and any other documents as are necessary to effect the liquidation and dissolution of the Portfolio in accordance with the requirements of the Trust’s Declaration of Trust, Massachusetts law, the Code, any applicable securities laws, and any rules and regulations of the U.S. Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Series is so qualified, as well as the preparation and filing of any tax returns, including, but not limited to the Portfolios’ final income tax returns, Forms 966, 1096 and 1099.

15.                     Further Assurances. The Trust shall take such further action, prior to, at, and after the Liquidation Date, as may be necessary or desirable and proper to consummate the transactions contemplated by this Plan.

16.                     Governing Law. This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

APPENDIX C: SHARES OUTSTANDING

APPENDIX D: BENEFICIAL OWNERSHIP